AMENDMENT TO PURCHASE AGREEMENT


     THIS AMENDMENT TO THE PURCHASE AGREEMENT (this "Agreement") is made and entered into effective as of May
19, 1999, by and between AEI REAL ESTATE FUND XV LIMITED PARTNERSHIP, a Delaware limited partnership, acting by and through its corporate general partner AEI FUND Management 86-A, Inc., a Minnesota corporation, and AEI REAL ESTATE FUND XVI LIMITED PARTNERSHIP, a Minnesota limited partnership, acting by and through its corporate general partner, AEI
Fund Management XVI, Inc., a Minnesota corporation
(together, "Seller") and ELIZABETH COCKRUM, doing business as Belle Star Antiques ("Buyer"), amending that certain Purchase Agreement between the parties hereto dated as of February 4, 1999, as previously amended by an April 30, 1999 letter agreement between the parties (the "Purchase Agreement").

                    WITNESSETH THAT:

1. Buyer, having failed to close the transaction contemplated by the Purchase Agreement upon the date required therein, has requested an extension of the time within which to deliver the balance of the Purchase Price and to close upon the transaction. In exchange for the consideration set forth below, Seller is willing to grant Buyer until June 18, 1999, to complete all necessary matters Buyer shall deem necessary to effectuate the close of the transaction contemplated, but only upon the terms hereinafter stated.

2. Buyer herewith tenders to Title, to be immediately released to Seller, an additional NON-REFUNDABLE (separate and apart from the Earnest Money being held by Title) $25,000 in good funds. This $25,000 shall be applied toward the Purchase Price, if and when this transaction shall close on or before June 18, 1999, but otherwise and in all respects, notwithstanding anything in the Purchase Agreement to the contrary, this $25,000 shall be retained by Seller, and is non-refundable to the Buyer, whether or not the transaction contemplated by the Purchase Agreement shall close.

3    Buyer also hereby directs Title to release to Seller
the $25,000 Earnest Money, henceforth to be considered non-refundable, notwithstanding anything in the Purchase Agreement to the contrary. The Earnest Money hereby released to Seller shall be applied toward the Purchase Price, if and when this transaction shall close on or before June 18, 1999, but otherwise and in all respects, notwithstanding anything in the Purchase Agreement to the contrary, by this Amendment the Earnest Money shall be retained by Seller, and is non-refundable to the Buyer, whether or not the transaction contemplated by the Purchase Agreement shall close.

4.   This Agreement may be executed in counterpart.

     IN WITNESS WHEREOF, Seller and Buyer have each duly executed this Amendment to the Purchase Agreement as of the dates shown adjacent to their signatures below.

SELLER:   AEI REAL ESTATE FUND XV LIMITED PARTNERSHIP
          A Delaware limited partnership

          By:  AEI Fund Management 86-A, Inc.,
               a Minnesota corporation
               its general partner

          By:  /s/ Robert P Johnson

          Printed Name:  Robert P Johnson
          Title:         President


SELLER:   AEI REAL ESTATE FUND XVI LIMITED PARTNERSHIP
          A Minnesota limited partnership

          By:  AEI Fund Management XVI, Inc.,
               a Minnesota corporation
               its general partner

          By:  /s/ Robert P Johnson

          Printed Name:  Robert P Johnson
          Title:         President




BUYER:    ELIZABETH COCKRUM


          /s/ Elizabeth Cockrum
          Elizabeth Cockrum